Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. KNOW HOW TRANSFER AGREEMENT Polestar Performance AB and Wuhan Lotus Cars Co., Ltd. Regarding the Know How Transfer related to [***] Agreement no.: LOT23-003 TABLE OF CONTENTS 1. DEFINITIONS ......................................................................................................................... 1 2. SALE AND PURSHASE ......................................................................................................... 2 3. INTELLECTUAL PROPERTY............................................................................................... 3 4. UNDERTAKINGS AND INDEMNIFICATIONS .................................................................. 4 5. PRICE AND PAYMENT TERMS .......................................................................................... 4 6. REPRESENTATIONS AND WARRANTIES ........................................................................ 4 7. LIMITATION OF LIABILITY ............................................................................................... 5 8. TERM AND TERMINATION ................................................................................................ 5 9. CONFIDENTIALITY .............................................................................................................. 6 10. MISCELLANEOUS ................................................................................................................ 7 11. GOVERNING LAW ................................................................................................................ 9 12. DISPUTE RESOLUTION ....................................................................................................... 9 LIST OF APPENDICES A. List of Know How B. Trade Compliance Clause This KNOW HOW TRANSFER AGREEMENT is made between: (1) Polestar Performance AB, a company incorporated under the laws of Sweden with register number 556653-3096 (the “Seller”) and (2) Wuhan Lotus Cars Co., Ltd., a company incorporated under the laws of China with register number 91420113MA4L0T9R0Y (the “Buyer”). Each of the Seller and the Buyer is hereinafter referred to as a “Party” and, jointly, as the “Parties”. BACKGROUND A. The Parties acknowledge that at the Execution Day, Seller is the sole owner, or is otherwise able to procure the sale of, all rights related to the identified parts (the “Know How”) listed in Appendix A. B. The Parties have agreed that the Seller shall assign [***]ownership of the Know How to the Buyer, and the Buyer has agreed to purchase, under the terms in this Know How Transfer Agreement and its appendices (the “Agreement”). C. The Parties further acknowledge that the Trade Compliance Clause in Appendix B should be respected to fulfil the obligations under this agreement. D. In the light of the foregoing, the Parties have entered into this Agreement. 1. DEFINITIONS For the purpose of this Agreement, the following terms shall have the meanings assigned to them below. Capitalized terms in this Agreement are defined in the way described below. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa. “Agreement” means this Know How Transfer Agreement including the Appendices as amended and agreed from time to time. “Background IP” means all Intellectual Property Rights which are owned by the Parties before entering into this Agreement. “Confidential Information” means any and all information regarding the Parties and their respective businesses, whether commercial or technical, in whatever form or media, including but not limited to information relating to Intellectual Property Rights, concepts, technologies, processes, commercial figures, techniques, strategic plans and budgets, investments, customers and sales, designs, graphics, CAD models, CAE data, statement of works (including engineering statement of works and any such specifications), targets, test plans/reports, technical performance data and engineering sign-off documents and other information of a sensitive nature, that a Party learns from or about the other Party prior to or after the execution of this Agreement. “Disclosing Party” means the Party disclosing Confidential Information to the Receiving Party. Agreement no.: LOT23-003 “Effective Date” means the date when this Agreement is signed by duly authorised signatories of each Party. “Force Majeure Event” shall have the meaning ascribed to in Section 10.1.1. “Improvements” means all modifications, amendments and improvements of the Know How. “Intellectual Property Rights” means any and all intellectual property rights, including but not limited to patents, patent applications, Trademarks, software, designs, utility models, copyrights, database rights, ideas, concepts, techniques, inventions, technologies, tools, processes and methodologies, know-how and trade secrets and any similar rights in any jurisdiction, regardless of whether registered or not, and all rights under licenses or otherwise in relation to any of the foregoing. “Know How” means the Know How related to the articles specified in Appendix A, including relevant Copyright rights associated with the Know How. “Know How Transfer Price” means the agreed price for transfer of the Know How. “Receiving Party” means the Party receiving Confidential Information from the Disclosing Party. “Third Party” means a party other than any of the Parties and/or an affiliate of one of the Parties to this Agreement. “Trademarks” means trademarks (including part numbers that are trademarks), service marks, logos, trade names, business names, assumed names, trade dress and get-up, and domain names, in each case whether registered or unregistered, including all applications, registrations, renewals and the like, in each case to the extent they constitute rights that are enforceable against third parties. 2. SALE AND PURSHASE 2.1 By entering into this Agreement, the Seller agrees to sell to the Buyer and the Buyer agrees to purchase from the Seller, [***]ownership to the Know How specified in Appendix A, on an “as is” and “where is” basis without any warranties or representations of any kind, whether implied or express, save as expressly provided under this Agreement. The Parties understand that the price model has reflected this principle. 2.2 The Parties shall own the Know How on a [***]basis upon completion of this Know How transfer agreement. 2.3 The ownership of the Know How shall be automatically transferred from the Seller to the Buyer upon payment of the Know How Transfer Price (as defined below) by the Buyer according to this Agreement. 2.4 Seller shall, after the receipt of the Know How Transfer Price (as defined below) from Buyer, provide the Know How to an information sharing platform in a timely manner

Agreement no.: LOT23-003 with a log-in system accessible to Buyer for making the Know How available to the Buyer. 3. INTELLECTUAL PROPERTY 3.1 Ownership of existing Intellectual Property Rights 3.1.1 Each Party remains the sole and exclusive owner of its Background IP and any Intellectual Property Rights which are modifications, amendments or derivatives, made by or on behalf of the party, of any Intellectual Property Rights already owned by such Party. 3.2 Ownership of Improvements 3.2.1 Each of the Parties who creates the relevant work shall be the exclusive owner of the modifications, amendments and improvements of the Know How (the “Improvements”). 3.2.2 For the sake of clarity, it shall be especially noted that no Improvements shall be jointly owned. 3.3 License rights 3.3.1 Each of the Parties has the right to grant non-exclusive license of its rights and/or obligations under the Know How, provided that the licence shall be duly informed to the other Party by at least 15 days prior written notice. Any license fees or royalties arising from the aforementioned licence shall solely belong to the licensing Party. 3.3.2 Either Party intending to assign, grant sole/exclusive license, pledge or otherwise dispose of its rights and/or obligations under the Know How shall serve not less than 15 days’ prior written notice to the other Party with necessary information and details, and may only do so upon written approval from the other Party. 3.4 Suspected infringement Either Party shall enjoy the right to act in the event of infringement of the Know How, and to initiate, in its name, at its cost, any legal proceeding to mitigate the potential adverse impact on the use of the Know How and shall inform the other Party in the event of any of the foregoing. 3.5 Polestar brand name and trademark 3.5.1 For the sake of clarity, it is especially noted that this Know How Transfer Agreement does not include any right to use the “Polestar” brand name, or Trademarks, or refer to “Polestar” in communications or official documents of whatever kind. 3.5.2 This means that this Know How Transfer Agreement does not include any rights to directly or indirectly use the “Polestar” brand name or “Polestar” Trademarks, on or for any Agreement no.: LOT23-003 products or when marketing, promoting and/or selling such products, or in any other contacts with Third Parties, e.g., in presentations, business cards and correspondence. 4. UNDERTAKINGS AND INDEMNIFICATIONS 4.1 Each of the Parties shall: (a) be individually liable and responsible for its own use and utilization of the Know How (including any license granted to any third party) and any effect and consequence thereof (including any infringement of any third-party right) to the effect that no joint and several liabilities should occur on either Party in terms of the Know How and the Improvements; (b) incorporate materially the same terms under paragraph (a) above in any contract and agreement with any third party concerning the Know How and the Improvements; (c) indemnify and hold the other Party harmless from and against all direct losses and damages resulting from or arising out of or relating to (i) any Improvement made by it or (ii) its use and utilization of the Know How and/or the Improvements for any purpose whatsoever; and (d) undertake to abide by the undertakings set forth under Appendix B. 5. PRICE AND PAYMENT TERMS 5.1 Price The price that the Buyer shall pay to the Seller for the purchase of [***]to the Know How, exclusive of any applicable taxes (such as VAT and withholding tax) and surcharges (the “Know How Transfer Price”) amounts to [***] 5.2 Payment terms 5.2.1 All amounts and payments referred to in this Agreement shall be paid in RMB, in a timely manner and in accordance with the payment terms set forth in this Section 5.2. 5.2.2 All amounts and payments referred to in this Agreement are exclusive of any applicable taxes (such as VAT and withholding tax) and surcharges. 5.2.3 The Seller shall issue the invoice (inclusive of applicable taxes and surcharges, if any) to the Buyer after the date of this Agreement. The Buyer shall pay the full amount of the invoice [***]in one-lump sum upon the receipt of the invoice. 5.2.4 Payment made later than the due date will automatically be subject to interest for late payment for each day it is not paid and the interest shall be based on [***] 6. REPRESENTATIONS AND WARRANTIES 6.1 Each Party warrants and represents to the other Party that: Agreement no.: LOT23-003 (a) it is duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation or formation, as applicable; (b) it has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (c) the execution, delivery and performance of this Agreement have been duly authorized and approved, with such authorization and approval in full force and effect, and do not and will not (i) violate any laws or regulations applicable to it or (ii) violate its organization documents or any agreement to which it is a party; and (d) this Agreement is a legal and binding obligation of it, enforceable against it in accordance with its terms. 6.2 The Seller warrants that there is no dispute regarding the ownership of the Tooling between the Seller and the vendor as of the transfer to the Buyer. 7. LIMITATION OF LIABILITY 7.1 Neither Party shall be responsible for any indirect, incidental or consequential damage or any losses of production or profit caused by it under this Agreement. 7.2 Each Party’s aggregate liability for any damage arising out of or in connection with this Agreement shall be [***]. 7.3 The limitations of liability set out in this Section 6.2 shall not apply in respect of; (a) claims related to death or bodily injury; (b) damage caused by wilful misconduct or gross negligence; (c) damage caused by a Party’s breach the confidentiality undertakings in Section 9 below; or (d) damage arising out of an infringement, alleged infringement, of the other Party’s or any third party’s Intellectual Property. 8. TERM AND TERMINATION 8.1 This Agreement shall become effective when signed by duly authorised signatories of each Party and shall remain in force until fully performed or terminated in accordance with Section 8.2. 8.2 This Agreement may be terminated, in whole or in part (including for the avoidance of doubt any of its Appendices), by either Party with immediate effect if: (a) the other Party is in material breach of any of its obligations under this Agreement and such breach (if remediable) is not remedied within thirty (30) days of written notice thereof; Agreement no.: LOT23-003 (b) the other Party should become insolvent or enter into negotiations on composition with its creditors or a petition in bankruptcy should be filed by it or it should make an assignment for the benefit of its creditors; or (c) the Tooling Transfer Agreement regarding the transfer of the associated tooling entered into between Polestar Automotive China Distribution Co. Ltd. and the Buyer is terminated for any reason whatsoever. 9. CONFIDENTIALITY 9.1 The Parties shall take any and all necessary measures to comply with the security and confidentiality procedures of the other Party. 9.2 All Confidential Information shall only be used for the purposes set forth in this Agreement. Each Party will keep in confidence any Confidential Information obtained in relation to this Agreement and will not divulge the same to any Third Party, unless the exceptions specifically set forth below in this Section 9.2 below apply, in order to obtain patent protection or when approved by the other Party in writing, and with the exception of their own officers, employees, consultants or sub-contractors with a need to know as to enable such personnel to perform their duties hereunder. This provision will not apply to Confidential Information which the Receiving Party can demonstrate: (d) was in the public domain other than by breach of this undertaking, or by another confidentiality undertaking; (e) was already in the possession of the Receiving Party before its receipt from the Disclosing Party; (f) is obtained from a Third Party who is free to divulge the same; (g) is required to be disclosed by mandatory law, court order, lawful government action or applicable stock exchange regulations; (h) is reasonably necessary for either Party to utilize its rights and use of its Intellectual Property Rights; or (i) is developed or created by one Party independently of the other, without any part thereof having been developed or created with assistance or information received from the other Party. 9.3 The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the dissemination to third parties or publication of the Confidential Information, as the Receiving Party uses to protect its own Confidential Information of similar nature. Further, each Party shall ensure that its employees and consultants are bound by a similar duty of confidentiality and that any subcontractors taking part in the fulfilment of that Party’s obligations hereunder, enters into a confidentiality undertaking containing in essence similar provisions as those set forth in this Section 9. 9.4 Any tangible materials that disclose or embody Confidential Information should be marked by the Disclosing Party as “Confidential,” “Proprietary” or the substantial equivalent thereof. Confidential Information that is disclosed orally or visually shall be identified by the Disclosing Party as confidential at the time of disclosure, with

Agreement no.: LOT23-003 subsequent confirmation in writing within thirty (30) days after disclosure. However, the lack of marking or subsequent confirmation that the disclosed information shall be regarded as “Confidential” does not disqualify the disclosed information from being classified as Confidential Information. 9.5 If any Party violates any of its obligations described in this Section 9, the violating Party shall, upon notification from the other Party, (i) immediately cease to proceed such harmful violation and take all actions needed to rectify said behaviour and (ii) financially compensate for the harm suffered as determined by an arbitral tribunal pursuant to Section 12.1 below. All legal remedies (compensatory but not punitive in nature) according to law shall apply. 9.6 This Section 9 shall survive the expiration or termination of this Agreement without limitation in time. 10. MISCELLANEOUS 10.1 Force majeure 10.1.1 Neither Party shall be liable for any failure or delay in performing its obligations under the Agreement to the extent that such failure or delay is caused by a Force Majeure Event. A “Force Majeure Event” means any event beyond a Party's reasonable control, which by its nature could not have been foreseen, or, if it could have been foreseen, was unavoidable, including strikes, lock-outs or other industrial disputes (whether involving its own workforce or a Third Party's), failure of energy sources or transport network, restrictions concerning motive force, acts of God, war, terrorism, insurgencies and riots, civil commotion, mobilization or extensive call ups, interference by civil or military authorities, national or international calamity, currency restrictions, requisitions, confiscation, armed conflict, malicious damage, breakdown of plant or machinery, nuclear, chemical or biological contamination, sonic boom, explosions, collapse of building structures, fires, floods, storms, stroke of lightning, earthquakes, loss at sea, epidemics or similar events, natural disasters or extreme adverse weather conditions, or default or delays of suppliers or subcontractors if such default has been caused by a Force Majeure Event. 10.1.2 A non-performing Party, which claims there is a Force Majeure Event, and cannot perform its obligations under the Agreement as a consequence thereof, shall use all commercially reasonable efforts to continue to perform or to mitigate the impact of its non-performance notwithstanding the Force Majeure Event and shall continue the performance of its obligations as soon as the Force Majeure Event ceases to exist. 10.2 Notices 10.2.1 All notices, demands, requests and other communications to any Party as set forth in, or in any way relating to the subject matter of, this Agreement must be in legible writing in the English language delivered by personal delivery, facsimile, email transmission or prepaid overnight courier using an internationally recognized courier service and shall be effective upon receipt, which shall be deemed to have occurred: (a) in case of personal delivery, at the time and on the date of personal delivery; (b) if sent by facsimile or email transmission, at the time and on the date indicated on a confirmation of successful transmission page relating to such facsimile Agreement no.: LOT23-003 transmission or at the time and date indicated on a response confirming such successful email transmission; (c) if delivered by courier, at the time and on the date of delivery as confirmed in the records of such courier service; or (d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation; in each case provided that if such receipt occurred on a non-business day, then notice shall be deemed to have been received on the next following business day; and provided further that where any notice, demand, request or other communication is provided by any party by email, such party shall also provide a copy of such notice, demand, request or other communication by using one of the other methods. 10.2.2 All such notices, demands, requests and other communications shall be sent to following addresses: To the Seller: Polestar Performance AB Attention: [***] Email: [***] With a copy not constituting notice to: Polestar Performance AB Attention: [***] Email: [***] To the Buyer: Wuhan Lotus Cars Co., Ltd. Attention: [***] Email: [***] 10.3 Assignment Neither Party may, wholly or partly, assign, pledge or otherwise dispose of its rights and/or obligations under this Agreement without the other Party’s prior written consent. 10.4 Waiver Neither Party shall be deprived of any right under this Agreement because of its failure to exercise any right under this Agreement or failure to notify the infringing party of a breach in connection with the Agreement. Notwithstanding the foregoing, rules on complaints and limitation periods shall apply. 10.5 Severability In the event that any provision of this Agreement is wholly or partly invalid, the validity of the Agreement as a whole shall not be affected, and the remaining provisions of the Agreement no.: LOT23-003 Service shall remain valid. To the extent that such invalidity materially affects a Party’s benefit from, or performance under, the Agreement, it shall be reasonably amended. 10.6 Entire Agreement All arrangements, commitments and undertakings in connection with the subject matter of this Agreement (whether written or oral) made before the date of this Agreement are superseded by this Agreement. 10.7 Amendments Any amendment or addition to this Agreement must be made in writing and signed by the Parties to be valid. 10.8 Survival If this Agreement is terminated, Section 9 (Confidentiality), Section 11 (Governing Law), Section 12 (Dispute resolution) as well as this Section 10.8, shall survive any termination or expiration and remain in force as between the Parties after such termination or expiration. 11. GOVERNING LAW This Agreement and all non-contractual obligations in connection with this Agreement shall be governed by the substantive laws of the People’s Republic of China, without giving regard to its conflict of laws principles. 12. DISPUTE RESOLUTION 12.1 Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof shall be submitted to the China International Economic and Trade Arbitration Committee (“CIETAC”) for arbitration, which shall be held in Shanghai and conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration, whereas the language to be used in the arbitral proceedings shall be English. The arbitral tribunal shall be composed of three (3) arbitrators. The arbitral award shall be final and binding upon both parties. 12.2 All arbitral proceedings as well as any and all information, documentation and materials in any form disclosed in the proceedings shall be strictly confidential. [Signature page follows] Agreement no.: LOT23-003 IN WITNESS WHEREOF, this Agreement has been signed in two (2) originals, of which the Parties have received one (1) each. Polestar Performance AB By: /s/ Jonas Engström By: /s/ Anna Rudensjö Printed Name: Jonas Engström Printed Name: Anna Rudensjö Title: Head of Operations Title: General Counsel Date: Sep 25, 2023 Date: Sep 25, 2023 Wuhan Lotus Cars Co., Ltd. (company chop) By: /s/ LV Shengqiang By: /s/ Zang Liang Printed Name: LV Shengqiang Printed Name: Zang Liang Title: Authorized Signatory Title: Authorized Signatory Date: Sep 11, 2023 Date: Sep 11, 2023

Agreement no.: LOT23-003 APPENDIX A LIST OF KNOW HOW [***] Agreement no.: LOT23-003 Agreement no.: LOT23-003 Agreement no.: LOT23-003 APPENDIX B TRADE COMPLIANCE UNDERTAKING “Sanctions and Export Control Laws” means the laws, regulations, decisions, executive orders and notices from regulators as applicable to the Parties from time to time, related to trade, economic or financial sanctions and export controls that are implemented, adapted, imposed, administered and/or enforced by any of the following organisations and states, including any authority acting on behalf of any of them: the United Nations, the European Union, any individual member state of the European Economic Area, the United Kingdom and the United States of America, as well as any other state or government with jurisdiction over an activity under this Agreement. “Sanctioned Party” means a person or entity that is listed on, or directly or indirectly owned to 50 per cent or more (individually or in the aggregate) or otherwise controlled by one or more persons listed on, any list of persons or entities published in connection with Sanctions and Export Control Laws. 1.1 The Parties represent, warrant and covenant that: (a) neither of the Parties, nor any of its respective affiliates, directors, owners, employees, or, to the Parties’ knowledge, any other parties involved by each Party in actions relating to this Agreement, are themselves, or are directly or indirectly owned or controlled by (individually or in the aggregate) a Sanctioned Party; (b) neither of the Parties will, while performing its obligations under this Agreement, engage in any activity that could constitute a violation of Sanctions and Export Control Laws, including but not limited to (i) engaging in trade with a Sanctioned Party, or (ii) using the Know How subject to this Agreement for any end use contrary to Sanctions and Export Control Laws, such as end uses prohibited under catch-all rules. (c) the Parties shall obtain all requisite trade authorisations, approvals or other necessary documentation under Sanctions and Export Control Laws for the purpose of performing their obligations under this Agreement, and will inform each other of any such laws and restrictions applicable to the Know How delivered or exchanged under this Agreement. 1.2 Each Party shall provide written notice to the other Party, as promptly as possible, of any such changes in circumstances that would result in the representations, warranties and covenants in Appendix B failing to be true and correct at any time. 1.3 The Parties agree to cooperate in relation to compliance efforts by exchanging information, including but not limited to product classification, origin of products, technology and software, and other due diligence information which may legally be shared with due respect to business confidentiality or applicable laws, in order to ensure compliance with Sanctions and Export Control Laws. 1.4 Any breach by either of the Parties relating to Appendix B gives the other Party the right to terminate this Agreement with immediate effect, as well as the remaining deliveries under this Agreement. 1.5 Each Party retains the right to at all times refuse to undertake any actions related to this Agreement, if it has substantiated grounds for suspecting that such action would be in violation of Sanctions and Export Control Laws, or would conflict with other contractual undertakings, including but not limited to financial agreements.

Agreement no.: LOT23-003 1.6 Neither Party shall be liable for any claims, losses or damages arising from the exercise of its rights pursuant to Appendix B.